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                                                                 EXHIBIT 10.17.1

                             FIRST AMENDMENT TO THE
                     INTEREST RATE SWAP GUARANTEE AGREEMENT

         This First Amendment to the Interest Rate Swap Guarantee Agreement ("First Amendment") is made effective as of March 3, 2003, by and among Westcorp, a California corporation, Western Financial Bank, a federally chartered bank ("WFB"), and WFS Receivables Corporation 2, a Nevada corporation ("WFSRC2"), and hereby amends the Interest Rate Swap Guarantee Agreement ("Agreement") entered into by the parties on May 10, 2001 with reference to the following:

                                    RECITALS

         WHEREAS, the parties have entered into the Agreement on May 10, 2001;
and

         WHEREAS, the parties desire to amend and restate section 2. Cash Deposits of the Agreement in its entirety; and

         WHEREAS, the parties desire to include a Schedule A to the Agreement listing the swap agreements;

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and in reliance upon the recitals set forth above, the Agreement is amended as follows:

                                    AGREEMENT

      1. Section 2. Cash Deposit is hereby amended and restated in its entirety as follows:

            Cash Deposit. Westcorp shall deposit the sum of $3,000,000 into a non-interest bearing account at WFB to support the guarantee of the timely exchange of interest payments required pursuant to Interest Rate Swap Agreements as stated in Schedule A hereto and to reduce the collateral requirements that would have been required of WFSRC2 had this agreement not been made. Further, if Westcorp elects to place the cash deposit in an interest bearing account at the Bank, then Westcorp shall pay a fee of 0.125% per annum times the amount deposited in the interest bearing account. The cash shall be deposited no later than 24 hours after the closing of the aforementioned loan sale.

      2. Schedule A, attached hereto, is hereby incorporated and made part of the Agreement.

      3. Except as specifically amended herein, all terms of the Agreement shall remain in full force and effect.

      4. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.


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         Wherefore, the undersigned have executed this First Amendment on the date set forth below to be effective as of the date first set forth above.

WESTCORP

__________________________________

WESTERN FINANCIAL BANK

__________________________________

WFS RECEIVABLES CORPORATION 2, INC

__________________________________


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                                   SCHEDULE A

1. Prepayment Differential Interest Rate Swap Agreements between Western Financial Bank and Citibank, N.A., dated as of May 9, 2001.

2. Interest Rate Swap Agreements between Western Financial Bank and Merrill Lynch dated as of March 3, 2003.